EXHIBIT 10.35


                                    AGREEMENT

                                     between

                         SPORTSPRIZE ENTERTAINMENT INC.

                                       and

                           Big Game James, Inc. f/s/o

                                  James Worthy


     This Services and Promotional Agreement ("Agreement") is entered into by and between SportsPrize Entertainment Inc., ("SportsPrize"), producer of the SportsPrize.com Web site, and a Nevada C corporation with its principal place of business at 13101 Washington Boulevard, Suite 131, Los Angeles, California 90066, and Big Game James, Inc. for the services of James Worthy (collectively "Worthy"), an American citizen with his principal place of business at 11666 Goshen Avenue, Suite 316, Los Angeles, California 90049. The Parties have entered into this Agreement effective March 1, 2000.

     WHEREAS SportsPrize desires to obtain the right to use the name, likeness, image, photograph, signature, voice, endorsement and similar right of publicity for Worthy for use on its Web site, in personal appearances by Worthy in connection with the marketing and promotion of the SportsPrize Web site and its proprietary Sports Tournament, an interactive game appearing on the SportsPrize Web site for sports enthusiasts, on terms set forth in this Agreement. SportsPrize further desires for Worthy to serve as a member of its Sports Advisory Board, which shall include Worthy and other sports personalities who perform services and promote SportsPrize in a manner similar to that described below, on terms set forth herein;

     WHEREAS Worthy is willing to grant the right to use his name, likeness, image, photograph, signature, voice, endorsement and similar right of publicity for SportsPrize's Web site, in personal appearances by Worthy in connection with the marketing and promotion of the SportsPrize Web site and its proprietary Sports Tournament on terms set forth herein. Worthy




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further is willing to serve as a member of  SportsPrize's  Sports Advisory Board on terms set forth herein;  and

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.   Grant

     A. Subject to the terms, conditions and obligations of this Agreement, Worthy hereby grants to SportsPrize a non-exclusive worldwide right to use, market, promote and advertise his name, likeness, image, photograph, signature, voice, endorsement and similar right of publicity for SportsPrize, its Web site and merchandise bearing the SportsPrize logo ("the Product") for a period of one
(1) year from date hereof, which rights shall include, but not be limited to, use in magazines, newspapers, trade journals, banners, coupons, in-store displays, point-of-sale displays, posters, product inserts, circulars, outdoor advertising, editorials, public relations materials, all electronic media including, but not limited to, the Internet or global network, television and radio, and any other print materials in connection with the Product. Only SportsPrize has the authority to sell these items, no rights are granted to third parties. Worthy retains all rights not conveyed herein.

     B. Worthy shall have the right to approve photograph(s), likeness(es), image(s) and script(s) only insofar as the selected materials reflect upon Worthy personally. Worthy's disapproval must be provided in writing within five
(5) days after Worthy's receipt of photograph(s), likeness(es), image(s) or script(s). If written disapproval is not received by SportsPrize within five (5) days, the photograph(s), likeness(es), image(s) and/or script(s) shall be deemed approved. Approval shall not be unreasonably withheld.

II.  Territory

     SportsPrize shall be entitled to use, market, promote, and advertise the name, likeness, image, photograph, signature, voice, endorsement, and similar right of publicity of Worthy worldwide in accordance with the preceding granting clause and this Agreement.




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III. Term

     The term of this Agreement will be twelve (12) months and shall commence on March 1, 2000 and shall end on February 28, 2001 ("Initial Term").

IV.  Option Term

     A. Provided SportsPrize is not in breach, the parties agree that, SportsPrize has the option, at its sole discretion, to extend the term of this Agreement for a one-year (1 year) period ("Option Year") provided that SportsPrize provides Worthy with written notification executing its option at least thirty (30) days prior to the end of the Initial Term; and

     B. Except as otherwise stated herein, SportsPrize shall have the right, at its sole discretion, to require Worthy to render any and all of the same services in the Option Year under the same terms and conditions as the Initial Term and SportsPrize shall have the right to continue to use any and all materials previously produced hereunder in the Option Year all subject to the terms herein.

V.   Services

     A. Worthy agrees that he will be available at a future date and time to be designated by SportsPrize and Worthy for one audio recording session for SportsPrize's radio advertising in which to produce a number of radio commercials to be mutually determined by Worthy and SportsPrize and subject to availability. This recording session will last no longer than two (2) hours. The audio recording session is expected to take place sometime in March or April 2000 in the Los Angeles Area.

     B. Worthy will be available for and participate in two pre-arranged appearances during the Initial Term as part of the "Prizes Money Can't Buy" Program. The first of these two appearances has tentatively been planned as a meeting in April 2000 with Worthy for the winner of the "Win a Trip to the NCAA Final Four Sweepstakes" contest. The appearances will include at most a four (4) hour session with Worthy, the winner, and one (1) of the winner's friends. Worthy agrees that he will be available at a future date and time to be designated by SportsPrize and with ten (10) days written notice to Worthy. SportsPrize shall pay for the reasonable travel expenses of Worthy, including first class air travel, hotel accommodations, and meals unless



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such  expenses are already being paid for by another  party,  and, with Worthy's cooperation, make the travel arrangements for the appearances.

     C. Worthy will attend one (1) press conference to announce Worthy's relationship with SportsPrize and his membership on the Sports Advisory Board. The press conference may include other members of the Sports Advisory Board. The press conference will last no longer than sixty (60) minutes and SportsPrize will give Worthy twenty (20) days written notice of the conference. Such conference shall be held at a place to be determined by SportsPrize.

     D. Subject to availability, Worthy agrees that he will be available at a future date and time to be designated by SportsPrize upon ten (10) days written notice for four (4) on-line chats for the SportsPrize Web site of no more than four (4) hours for promoting an upcoming major basketball event (including, but not limited to National Basketball Association Playoffs and National Collegiate Athletics Association Final Four); on-line chats may be done from Worthy's home or business or at a location designated by Worthy and SportsPrize with the assistance of a typist hired by SportsPrize. Worthy will also assist in creating listings of Worthy's top ten basketball memories (including, but not limited to, "Worthy's Best" and "Worthy's Worst") for the SportsPrize Web site. These two content pieces will be written by SportsPrize or its agents with guidance and assistance from Worthy.

     E. Within thirty (30) days of a written request by SportsPrize for Worthy's autograph, Worthy will autograph one hundred (100) pieces of Product to be used as prizes or promotions for the SportsPrize Tournament.

     F. Worthy will act in good faith, whenever possible, to promote the SportsPrize brand and shall at all times act in a manner appropriate to his position as a spokesperson and endorser for a product of the highest quality and reputation such as SportsPrize. Worthy shall not engage in conduct that reflects unfavorably upon the good name, good will or image of SportsPrize.

     G. Worthy will use good faith efforts to assist in the signing of additional members to either sit on the Sports Advisory Board. Worthy will also assist in securing other sports personalities at a fair market rate to participate in "Prizes Money Can't Buy" Program. Worthy will assist in the introduction of groups and/or organizations who may have an interest in associating with SportsPrize.



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     H.  Worthy  agrees  that during the Term of the  Agreement,  including  any option, renewal or extension of the Term, and for a period of six (6) months after the expiration or termination of this Agreement he will not endorse, sponsor, or otherwise serve as a spokesperson for any other sports and entertainment Web site that directly competes with the SportsPrize business model, which includes sports trivia and performance prediction tournaments, nor grant any party the right to use, market, promote or advertise the name, likeness, image, photograph, signature, voice, endorsement, or similar rights of publicity of Worthy for any other sports and entertainment Web site that directly competes with the SportsPrize business model. Worthy can be involved in sports and entertainment Web sites that do not directly compete with the SportsPrize business model.

VI.  Nature of the Services

     A. It is expressly understood and agreed that the services to be performed by Worthy and the rights and privileges granted SportsPrize impart certain obligations and duties of both parties to the public and the trade in connection with the publication of any and all endorsement materials;

     B. It is further expressly understood and agreed that the services to be performed by Worthy and the rights and privileges granted to SportsPrize hereunder are special, unique, extraordinary and impossible of replacement, which gives them peculiar value, the loss of which could not be reasonably or adequately compensated in damages in an action at law, and that Worthy's failure or refusal to perform Worthy's obligations hereunder would cause SportsPrize to suffer irreplaceable loss and damage. Accordingly, should Worthy fail or refuse to perform such services, SportsPrize shall be entitled to seek ex parte injunctive or other equitable relief against Worthy to prevent the continuance of such failure or refusal or to prevent Worthy from performing services for, or granting rights to others, in violation of this Agreement including but not limited to the provisions of paragraph V.H. Neither the right to resort to injunctive or other equitable relief, nor the exercise of such right, shall constitute a waiver of any other or additional rights at law or pursuant to the terms of such right, shall constitute a waiver of any other or additional rights at law or pursuant to the terms of this Agreement which SportsPrize may have against Worthy as a result of such failure or refusal. This provision is excluded from any requirement to arbitrate under paragraph XV.



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VII. Compensation

     A.   For the above services, Worthy will be compensated as follows:

          1. SportsPrize shall grant to Worthy stock options to acquire up to Sixty Thousand (60,000) shares of SportsPrize common stock at $0.01 per share (the "Stock Options"), pursuant to a stock option agreement in substantially the form attached hereto as Exhibit "A" (the "Stock Option Agreement"). Of the 60,000 Stock Options which Worthy will acquire herein, Worthy agrees that he is receiving 5,000 Stock Options for each of two appearances he will make during the Initial Term in the "Prizes Money Can't Buy Program." In the event the 5,000 Stock Options acquired by Worthy in consideration for his appearance are not worth the equivalent of $10,000 cash on the date of the appearance, SportsPrize will pay Worthy the difference in cash between the value of the Stock Options and $10,000. Such payment will be made within thirty (30) days of Worthy's appearance. Such Stock Options shall vest immediately upon execution and delivery of the Stock Option Agreement and become immediately exercisable. The Stock Options and the common stock (the Stock Options, the Appearance Options (as defined below), the Additional Options (as defined below), and common stock issuable upon exercise shall be referred to herein collectively as the "Securities") acquirable upon exercise of the Stock Options shall be issued pursuant to either: (i) an exemption from registration under state and federal securities laws or (ii) the registration of the Stock Option Agreement on Form S-8 under the Securities Act, as amended (the "Securities Act").

          2. A commission equal to three percent (3%) of the face value of consideration paid in cash during the Term to or by any corporate sponsor that Worthy has facilitated by way of the initial referral to SportsPrize and has participated in the development of the relationship, payable ten
     (10) business days from the date when payment is received or paid by SportsPrize from or to the referral;

          3. Twelve (12) SportsPrize logo polo shirts, deliverable within thirty
     (30) days of execution of this Agreement;

          4. Twelve (12) SportsPrize logo baseball caps, deliverable within thirty (30) days of execution of this Agreement; and



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          5.  Reimbursement  for all  reasonable  expenses  and  costs  incurred directly in connection with these services, payable within thirty (30) days of receipt by SportsPrize of request for reimbursement.

     B.   Investment Representation

          1. Worthy represents and warrants that Worthy is a:

               a. A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; and/or

               b. A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; and/or

               c. An entity in which all of the equity owners are accredited investors.

               2. a. Worthy represents and warrants that he is acquiring the Securities solely for Worthy's own account for investment and not with a view to or for sale or distribution of the Securities, including the common stock issuable upon exercise of the Stock Options, the Appearance Options, or the Additional Options or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing such Securities or any portion thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act, and applicable state Securities or "blue sky" laws, or pursuant to an exemption therefrom. Worthy also represents that the entire legal and beneficial interest of the common shares that he is acquiring is being acquired for, and will be held for, Worthy's account only, and neither in whole nor in part for any other person or entity.

                    b. Worthy acknowledges that the Securities are being granted or issued as compensation for services and that such compensation may be subject to state and federal taxation. Worthy acknowledges that any taxes related to the issuance of the Securities are the sole and exclusive responsibility of the Worthy. Worthy acknowledges that SportsPrize has advised Worthy to seek separate legal and tax



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               counsel  in  connection  with  the  negotiation,   execution  and
               delivery of this Agreement.

                    3. Worthy  acknowledges  that SportsPrize has made available any and all documents related to SportsPrize that Worthy has requested, and Worthy acknowledges that he has received all such information as Worthy deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Securities (the "Disclosure Documents") and the documents and materials submitted therewith, which include a description of the risks inherent in an investment in SportsPrize. Worthy further acknowledges that Worthy has received satisfactory and complete information concerning the business and financial condition of SportsPrize in response to all inquiries in respect thereof.

                    4. Worthy represents and warrants as follows:

                         a. Worthy  realizes  that Worthy's  acquisition  of the
                    Securities involves a high degree of risk and will be a highly speculative investment, and that he or it is able, without impairing Worthy's financial condition, to hold the Securities for an indefinite period of time.

                         b. Worthy has carefully considered and has, to the extent Worthy believes such discussion necessary, discussed with Worthy's professional legal, tax and financial advisors the suitability of an investment in SportsPrize for the particular tax and financial situation of Worthy and that Worthy and/or Worthy's advisors have determined that the Securities are a suitable investment for Worthy.

                         c. The financial condition and investment of Worthy are
                    such that he, she or it is in a financial position to hold the Securities for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the consideration given.

                         d. Worthy alone, or with the assistance of professional
                    advisors, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of Worthy's purchase of the Securities, or has a pre-existing personal or business relationship with SportsPrize or any of its officers, directors, or controlling persons of a duration and nature that enables the undersigned to be aware of the character, business acumen



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                    and  general   business  and  financial   circumstances   of
                    SportsPrize or such other person.

                         e. Worthy has carefully read the  Disclosure  Documents
                    and the documents and materials submitted therewith, and SportsPrize has made available to Worthy or Worthy's advisors all information and documents requested by Worthy relating to investment in the Securities, and has provided answers to Worthy's satisfaction to all of Worthy's questions concerning SportsPrize.

                         f. Although  SportsPrize intends to file a registration
                    on Form S-8 to register the Stock Option Agreement under the Securities Act, Worthy understands that neither SportsPrize nor any of its officers or directors has any obligation to register the Securities under any federal or state securities act or law.

                         g. Worthy has relied solely upon the Disclosure Documents and the documents and materials submitted therewith, advice of his or its representatives, if any, and independent investigations made by Worthy and/or his or its representatives, if any, in making the decision to purchase the Securities subscribed for herein and acknowledges that no representations or agreements other than those set forth in the Disclosure Documents have been made to Worthy in respect thereto.

                         h. All information which Worthy has provided concerning
                    Worthy himself is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of the Securities, he will immediately provide such information to SportsPrize.

                         i. Worthy  confirms that Worthy has received no general
                    solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement in any newspaper, magazine, or similar media, broadcast on television or radio regarding the offering of the Securities.

               5. Worthy acknowledges that SportsPrize has hereby disclosed to Worthy in writing:

                         a. The  Securities  that Worthy is  acquiring  have not
                    been registered under the Securities Act, or the securities laws of any state of the United States, and such Securities must be held indefinitely unless a transfer of them is subsequently



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                    registered  under the  Securities  Act or an exemption  from such registration is available; and

                         b. SportsPrize will make a notation in its records of the above described restrictions on transfer and of the legend described below.

               6. Worthy agrees that all of the Securities shall have endorsed thereon a legend to the following effect:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

     C. For any appearances beyond the two (2) appearances for the "Prizes Money Can't Buy" Program set forth herein and performed in the Initial Term, as specified in paragraph V.B., SportsPrize shall pay Worthy ten thousand dollars ($10,000), within thirty (30) days after the appearance(s).

     D. In the event that SportsPrize exercises the Option Term, Worthy will be compensated as follows for such Option Term: SportsPrize shall grant to Worthy stock options exercisable to acquire up to fifty thousand (50,000) shares of SportsPrize common stock at $0.01 per share (the "Additional Options"), pursuant to a stock option agreement in substantially the form of the stock option agreement attached hereto as "Exhibit B" (the "Additional Option Agreement"). The Additional Options shall vest and become immediately exercisable upon the execution and delivery of the Additional Option Agreement, which the parties agree shall occur upon the commencement of the Option Term. The Additional
Options and the common stock acquirable upon the exercise of the Additional Options shall be issued pursuant to either: (i) an exemption from registration under state and federal securities laws or (ii) the registration of the Additional Option Agreement on Form S-8 of the Securities Act. Except as otherwise provided



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

in this Agreement, Worthy shall not be entitled to any additional compensation from SportsPrize during the Option Term.

     E. In the event that SportsPrize does not elect to retain Worthy's services during the Option Term, Worthy will receive no additional compensation.

VIII. Representations and Warranties

     A. Worthy warrants and represents that:

          (i) he has the full right and legal authority to enter into this Agreement, to grant the rights set forth hereinabove, and to the best of his knowledge to fully perform in accordance with its terms and that in so doing he will not be in violation of any agreement, understanding or obligation to which he is or previously was a party or in violation of the rights of any third party;

          (ii) there are no contractual obligations preventing the fulfillment of this Agreement, or materially impairing or diminishing the value of the rights granted hereunder;

          (iii) he will not make any agreements, commitments or arrangements whatsoever with any person or entity that may, in any manner or to any extent, affect the rights of SportsPrize under this Agreement; and

          (iv) in performing his responsibilities under this Agreement, Worthy will comply with all laws and regulations that may concern or relate to such performance.

     B. SportsPrize warrants and represents that it has the right to enter into this Agreement and to grant the rights as set forth hereinabove. SportsPrize will comply with all applicable laws and is a corporation in good standing.



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IX.  Mutual Indemnification

     A. Worthy agrees to indemnify and hold SportsPrize and its officers, employees, agents, directors, shareholders and assigns harmless from and against any and all losses, costs, damages, charges, claims, legal fees, recoveries, judgments, penalties and/or reasonable expenses which may be obtained against, imposed upon, or suffered by SportsPrize by reason of any breach of any representation, warranties or agreements made by Worthy under this Agreement or by virtue of any act committed by Worthy.

     B. SportsPrize will indemnify and hold Worthy and Big Game James, Inc. (and its officers, employees, and agents) harmless from and against any and all losses, costs, damages, charges, claims, legal fees, recoveries, judgments, penalties and/or reasonable expenses which may be obtained against, imposed upon, or suffered by Worthy, Big Game James, Inc. or its officers, employees or agents by reason of any use or content of the advertising materials produced hereunder or the Product advertised therein or the services of Worthy or by reason of SportsPrize's general operation. During the Initial Term and any extension thereof of this Agreement, SportsPrize shall include Worthy as an additional named insured under SportsPrize's product and general liability insurance policies and shall provide Worthy with certificates evidencing such coverage. SportsPrize will maintain $10 million of general liability insurance.

X.   Termination

     A. SportsPrize, without prejudice to any other right or remedy available to it, shall have the right to terminate this Agreement upon ten (10) days written notice if SportsPrize becomes aware that Worthy fails, refuses, neglects or is unable to render material services as contemplated hereunder because of any act which brings him into public disrepute, scandal or ridicule, or shocks or offends the community, or derogates from the public image or reflects unfavorably upon SportsPrize or any of its products or services including but not limited to making unfavorable statements about SportsPrize or being charged with a felony or other serious crime, willful refusal, failure to cooperate with SportsPrize, mental disability, impairment, illness, including, but not limited to, any substantial facial, or bodily disfigurement or change which in SportsPrize's sole judgment materially interferes with the ability to perform properly the services required hereunder unless Worthy shall completely remedy the violation within ten (10) days to the satisfaction of SportsPrize. In the event that SportsPrize, at its sole discretion, terminates this Agreement, the compensation to Worthy shall be reduced pro rata in proportion to (i) the services rendered, if any, and (ii) the period of use, marketing, promotion or advertisement of the Product, if any, by SportsPrize and will be paid to SportsPrize in an amount equal to the greater of the pro rata fair market value (as quoted on the National Association of Securities Dealers Over-The-Counter Bulletin Board ("NASD OTCBB")), or any other national stock exchange that the Company's stock is subsequently listed on, of the shares of Common Stock issued pursuant to the Stock Options, Appearance Options or the Additional Options, if any, (i) at the date of grant or (ii) at the date of termination notice.

     B. Worthy may terminate this Agreement immediately with written notice to SportsPrize and without any further obligations (as of the date of termination) in any of the following situations:

          1. In the event SportsPrize is adjudicated as insolvent, declares bankruptcy, or fails to continue its business.

          2. In the event SportsPrize is late in the delivery of any of Worthy's payments, whether stock options or money and fails to make payment within five
(5) business days of receipt of Worthy's written request for such payment.

     C. Upon termination or expiration of this Agreement, all rights herein granted to SportsPrize shall revert to Worthy. SportsPrize may not use Worthy's name, image, likeness, photograph or similar right of publicity after the termination or expiration of this Agreement.

XI.  Consent in the Event of Death

     The parties agree that, in the event of Worthy's death during the Agreement term, any renewals or extensions thereof, SportsPrize shall have the option to continue marketing the Product utilizing Worthy's name, likeness, photograph, voice, image, endorsement, or similar right of publicity in connection therewith, for the duration of the Agreement term, any renewals or extensions thereof, under the same terms and conditions as set forth in this Agreement. In the event that SportsPrize shall instead elect to terminate such marketing, the compensation to Worthy shall be reduced pro rata in proportion to (i) the services rendered up to the date of death, if any, and (ii) the period of use, marketing, promotion or advertisement of the Product, if any, by SportsPrize SportsPrize and will be paid to SportsPrize in an amount equal to the greater of the pro rata fair market value (as quoted on the NASD OTCBB), or any other national stock exchange that the Company's stock is subsequently listed on, of the shares of Common Stock issued pursuant to the Stock Options, Appearance Options or the Additional Options, if any, (i) at the date of grant or (ii) at the date of termination notice.

XII. Severability

     The findings, declaration, decision, or determination by any judicial or administrative authority that any term, provision, right or obligation of this Agreement is void or unenforceable shall not operate or be construed to invalidate or nullify the remaining terms, provisions, rights or obligations contained in this Agreement, which terms, provisions, rights or obligations shall continue to remain in full force and effect, unless SportsPrize, in its discretion, decides that such findings, declaration, decision, or determination adversely affects the original intent of the parties, in which event SportsPrize shall have the right to terminate this Agreement upon thirty (30) days written notice to Worthy.

XIII. Force Majeure

     Neither party will be deemed in default of this Agreement to the extent that performance of their respective obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, war, shortages of materials or supplies, or any other cause beyond the reasonable control of either party; provided, that either gives the other party written notice thereof within thirty (30) working days of discovery thereof.

In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

XIV. Governing Law

     This Agreement shall be governed by the laws of the State of California, without regard to its conflict of laws rules, and the parties, thus, agree to submit to the jurisdiction of the California courts for resolution of any disputes arising at any time relating to this Agreement.

XV.  Arbitration

     Except as noted above in paragraph VI, any and all differences and disputes between the parties arising out of or under, or related to, this Agreement shall be resolved in arbitration before the American Arbitration Association ("AAA") and in accordance with its Commercial Rules. Any such arbitration proceeding shall take place in Los Angeles, California before a single arbitrator appointed by the AAA. All arbitration awards shall be final and binding upon the parties.

XVI. Successors and Assigns

     The terms and conditions of this Agreement are binding upon the parties hereto, their successors, heirs, executors, administrators, affiliates and assignees, except that Worthy's grant, services, and performance obligations are neither assignable or transferable.

XVII. Construction

     Headings of the paragraphs herein are for convenience of reference only and are without substantive significance.

XVIII. Complete Agreement

     This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, supersedes all prior agreements relating to the subject matter, and may be amended or terminated only by written instrument signed by both parties.

XIX. Ownership

     The Product and any and all marketing, promotional or advertising materials in any form produced hereunder will be and remain the absolute property of SportsPrize forever, including but not limited to, any all intellectual property including or encompassing copyrights, trademarks, service marks, designs, images, photographs, depictions, pictures, patents, trade secrets, among any and all other proprietary rights, and the parties recognize, acknowledge and agree that Worthy has no right, title or interest in or to any or all of these aforementioned materials, and hereby assigns and transfers ownership of any and all rights or claims in connection with these materials to SportsPrize. Notwithstanding the foregoing, Worthy will retain the copyright ownership in the content pieces referred to in paragraph V.D. and SportsPrize will retain the right to publish these content pieces during the Initial Term and any extension thereof of this Agreement.

XX.  Confidentiality

     A. The parties recognize and acknowledge that the terms and provisions of this Agreement, and any disputes arising thereunder, are confidential in nature and, therefore, agree not to disclose the content or substance thereof to any third parties other than counsel and accountants and as may be reasonably required in order to comply with any obligations imposed by the Agreement, or to comply with any statute, ordinance, rule, regulation, or other law or court order.

     B. Worthy shall keep confidential all information supplied by SportsPrize to him in connection with his rendering of services to SportsPrize. Worthy shall not disclose or disseminate any of such information without SportsPrize's prior written approval.

XXI. Notices

     All notices to be sent pursuant to the terms of this Agreement shall be given by certified or registered mail, postage prepaid, to the addresses indicated below unless the parties hereinafter so notify each other in writing of different addresses. In addition, delivery by facsimile transmission will be permissible, with notice effective as of the date of the transmission, so long as a copy of such transmission is also promptly sent by first class mail.

         If to SportsPrize:         SportsPrize Entertainment, Inc.
                                    13101 Washington Boulevard,
                                    Suite 131
                                    Los Angeles, California  90066
                                    Attention: President
                                    Fax:  (310) 566-7150

         If to Worthy:              Big Game James, Inc.
                                    James Worthy
                                    11666 Goshen Avenue,
                                    Suite 316
                                    Los Angeles, California  90049


XXII. Relationship of the Parties

     This Agreement does not create a partnership or joint venture between the parties, and Worthy is neither an employee nor agent of SportsPrize, and as an independent contractor, shall have no power to obligate or bind SportsPrize in any manner. Worthy has no right to use any SportsPrize trademarks or intellectual property rights except in connection with performance under this agreement.

XXIII. Non - Waiver

     Any failure or delay by a party in the exercise of any of its rights under this Agreement shall not be construed as a waiver of such rights, nor shall any such failure or delay preclude the exercise of such rights at any later time.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives on the dates indicated below.

SportsPrize Entertainment Inc.              Big Game James, Inc.
                                            James Worthy

By: /s/ Bruce R. Cameron                    By: /s/ James Worthy
    -----------------------------               --------------------------------
    Bruce R. Cameron                            James Worthy

Its:  President and Chief
      Financial Officer

Date: March 8, 2000                         Date: March 2, 2000

                                    Exhibit A

                         SPORTSPRIZE ENTERTAINMENT INC.

                             STOCK OPTION AGREEMENT


     THIS AGREEMENT is entered into effective as of the 1st day of March, 2000 ("Date of Grant") between SPORTSPRIZE ENTERTAINMENT INC., a Nevada corporation (the "Company"), and Big Game James, Inc. f/s/o James Worthy (the "Optionee").

     WHEREAS, the Board of Directors of the Company (the "Board") has authorized and approved a services and promotional agreement by and between the Company and the Optionee effective as of March 1, 2000 (the "Services Agreement"), pursuant to which the Board is authorized to grant to Optionee stock options to purchase up to Sixty Thousand (60,000) shares of common stock of the Company (the "Common Stock");

     WHEREAS, the Optionee has agreed to provide the Company with certain services in consideration of the options granted under this agreement;

     WHEREAS, the certain shareholders of the Company have agreed to pool shares of their common stock and agreed to make such shares available to certain service providers for the benefit of the Company, as authorized by the Board;

     WHEREAS, the pooling shareholders have contributed Sixty Thousand (60,000) shares of common stock to the Company pursuant to the terms of a contribution agreement for the purposes of granting the option to the Optionee;

     WHEREAS, the Board has determined that it is in the best interest of the Company to grant to Optionee options to purchase a total of up to Sixty Thousand (60,000) shares of Common Stock (the "Options"), which Options are intended not to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, the Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein, Sixty Thousand (60,000) shares of Common Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Services Agreement.

     1. Exercise Price. The options shall be exercisable at $0.01 per share.

     2. Limitation on the Number of Shares. The number of shares, which may be acquired upon exercise thereof is subject to the limitations set forth in this Agreement and the Services Agreement.

     3. Vesting Schedule. The Options may be exercised immediately upon execution and delivery of this Agreement.

     4. Options not Transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided, however, such Option is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and the Optionee's immediate family members. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Agreement contrary to the provisions thereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Agreement or the Services Agreement, such Option shall thereupon terminate and become null and void.

     5. Investment Intent. By accepting the option, the Optionee represents and agrees that none of the shares of Common Stock purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations. In addition, the Company may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Company shall reasonably specify, that the Stock is being purchased only for investment and without any then-present intention to sell or distribute such shares.

     6. Termination of Service Agreement and Options. Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

     (i) Expiration: Two years from the vesting date of such options;

     (ii) Termination for Cause: The date of the Company's termination of the contractual relationship with Optionee pursuant to section X.A. of the Services Agreement.

     (iii) Termination Due to Death or Disability: The expiration of one (1) year from the date of the death of the Optionee or cessation of an Optionee's contractual relationship by reason of disability (as defined in the Services Agreement). If an Optionee's contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution.

     (iv) Termination for Any Other Reason: The expiration of ninety (90) days from the date of an Optionee's termination of contractual relationship with the Company for any reason whatsoever other than cause, death or disability (as defined in the Services Agreement).

     7. Stock. In the case of any stock split, stock dividend or like change in the nature of shares of Stock covered by this Agreement, the number of shares and exercise price shall be proportionately adjusted.

     8. Exercise of Option. Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than one hundred (100) shares (as adjusted) may be exercised; provided, that if the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Each exercise of the Option shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit A) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Stock to be purchased.

     9. Professional Advice. The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws, which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the Common Stock.

     10. No Employment Relationship. Except as otherwise provided in the Service Agreement, the grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company, express or implied, that the Company will contract with, or otherwise employ, the Optionee for any length of time, nor shall it interfere in any way with the Company's right to terminate Optionee's contractual relationship at any time, which right is hereby reserved.

     11. Entire Agreement. This Agreement and the Service Agreement is the only agreement between the Optionee, and the Company with respect to the Options, and this Agreement and the Service Agreement supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

     12. Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

     The Company:              SportsPrize Entertainment Inc.
                               13101 Washington Boulevard, Suite 131
                               Los Angeles, California  90066
                               Attention: President

     The Optionee:             Big Game James, Inc.
                               James Worthy
                               11666 Goshen Avenue, Suite 316
                               Los Angeles, California  90049


Dated this 8th day of March, 2000.

SPORTSPRIZE ENTERTAINMENT INC.


By: /s/ Bruce R. Cameron
    ----------------------------------
    Bruce R. Cameron

Its:  President and Chief Financial Officer


BIG GAME JAMES, INC. F/S/O JAMES WORTHY


/s/ James Worthy
--------------------------------------
James Worthy

     THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS. ACCORDINGLY, THESE OPTIONS CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THESE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     THE SHARES OF STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY IS NOT OBLIGATED TO REGISTER THE SHARES OF STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.

                      EXHIBIT "A" to Stock Option Agreement

                         Notice of Election to Exercise

     This Notice of Election to Exercise shall constitute proper notice pursuant to Section 8 of that certain Stock Option Agreement (the "Agreement") dated as of the ____ day of _____________, 2000 between SportsPrize Entertainment Inc. (the "Company") and the undersigned.

     The undersigned hereby elects to exercise Optionee's option to purchase __________ shares of the common stock of the Company at a price of $__________ per share, for aggregate consideration of $______, on the terms and conditions set forth in the Agreement. Such aggregate consideration, in the form specified in Section 8 of the Agreement, accompanies this notice.

     The undersigned has executed this Notice this ____ day of __________, 200_.



                                   ---------------------------------------------
                                   Signature

                                   ---------------------------------------------
                                   Name (typed or printed)

                                    Exhibit B

                         SPORTSPRIZE ENTERTAINMENT INC.

                           ADDITIONAL OPTION AGREEMENT

     THIS AGREEMENT is entered into as of the ____ day of February, 2001 ("Date of Grant") between SPORTSPRIZE ENTERTAINMENT INC., a Nevada corporation (the "Company"), and Big Game James, Inc. f/s/o James Worthy (the "Optionee").

     WHEREAS, the Company has entered into a services and promotional agreement with the Optionee effective as of March 1, 2000 (the "Services Agreement"), pursuant to which the Company has agreed to grant to Optionee stock options to purchase up to Fifty Thousand (50,000) shares of common stock of the Company (the "Common Stock") under an option term of two years;

     WHEREAS, the Company provided the Optionee with notice to extend the agreement for the option term and the Optionee has agreed to provide the Company with certain services in consideration of the options granted under this agreement;

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to grant to Optionee options to purchase a total of up to Fifty Thousand (50,000) shares of Common Stock (the "Options"), which Options are intended not to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, the Company agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein, Fifty Thousand (50,000) shares of Common Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Services Agreement.

     1. Exercise Price. The options shall be exercisable at $0.01 per share.

     2. Limitation on the Number of Shares. The number of shares, which may be acquired upon exercise thereof is subject to the limitations set forth in this Agreement and the Services Agreement.

     3. Vesting Schedule. The Options may be exercised immediately upon execution and delivery of this Agreement.

     4. Options not Transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process; provided, however, such Option is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships established exclusively for the benefit of the Optionee and the Optionee's immediate family members. Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Agreement contrary to the provisions thereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Agreement or the Services Agreement, such Option shall thereupon terminate and become null and void.

     5. Investment Intent. By accepting the option, the Optionee represents and agrees that none of the shares of Common Stock purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations. In addition, the Company may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Company shall reasonably specify, that the Stock is being purchased only for investment and without any then-present intention to sell or distribute such shares.

     6. Termination of Service Agreement and Options. Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

     (i) Expiration: Two years from the vesting date of such options;

     (ii) Termination for Cause: The date of the Company's termination of the contractual relationship with Optionee pursuant to section X.A. of the Services Agreement.

     (iii) Termination Due to Death or Disability: The expiration of one (1) year from the date of the death of the Optionee or cessation of an Optionee's contractual relationship by reason of disability (as defined in the Services Agreement). If an Optionee's contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution.

     (iv) Termination for Any Other Reason: The expiration of ninety (90) days from the date of an Optionee's termination of contractual relationship with the Company for any reason whatsoever other than cause, death or disability (as defined in the Services Agreement).

     7. Stock. In the case of any stock split, stock dividend or like change in the nature of shares of Stock covered by this Agreement, the number of shares and exercise price shall be proportionately adjusted.

     8. Exercise of Option. Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that any Optionee who is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than one hundred (100) shares (as adjusted) may be exercised; provided, that if the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

     Each exercise of the Option shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit A) to the Secretary of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in cash by certified check or cashier's check in the amount of the full exercise price for the Common Stock to be purchased.

     9. Professional Advice. The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under federal and state tax and securities laws, which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the Common Stock.

     10. No Employment Relationship. Except as otherwise provided in the Service Agreement, the grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company, express or implied, that the Company will contract with, or otherwise employ, the Optionee for any length of time, nor shall it interfere in any way with the Company's right to terminate Optionee's contractual relationship at any time, which right is hereby reserved.

     11. Entire Agreement. This Agreement and the Service Agreement is the only agreement between the Optionee, and the Company with respect to the Options, and this Agreement and the Service Agreement supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

     12. Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

        The Company:              SportsPrize Entertainment Inc.
                                  13101 Washington Boulevard, Suite 131
                                  Los Angeles, California  90066
                                  Attention: President

        The Optionee:             Big Game James, Inc.
                                  James Worthy
                                  11666 Goshen Avenue, Suite 316
                                  Los Angeles, California  90049



Dated this ___ day of February, 2001.

SPORTSPRIZE ENTERTAINMENT INC.


By: ----------------------------------
    Bruce R. Cameron

Its:  President and Chief Financial Officer


BIG GAME JAMES, INC. F/S/O JAMES WORTHY


--------------------------------------
James Worthy

     THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS. ACCORDINGLY, THESE OPTIONS CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THESE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

     THE SHARES OF STOCK ISSUED PURSUANT TO THE EXERCISE OF OPTIONS WILL BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933 AND WILL BEAR A LEGEND RESTRICTING RESALE UNLESS THEY ARE REGISTERED UNDER STATE AND FEDERAL SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE COMPANY IS NOT OBLIGATED TO REGISTER THE SHARES OF STOCK OR TO MAKE AVAILABLE ANY EXEMPTION FROM REGISTRATION.

                   EXHIBIT "A" to Additional Option Agreement

                         Notice of Election to Exercise

     This Notice of Election to Exercise shall constitute proper notice pursuant to Section 8 of that certain Additional Option Agreement (the "Agreement") dated as of the ____ day of _____________, 2001 between SportsPrize Entertainment Inc. (the "Company") and the undersigned.

     The undersigned hereby elects to exercise Optionee's option to purchase __________ shares of the common stock of the Company at a price of $__________ per share, for aggregate consideration of $______, on the terms and conditions set forth in the Agreement. Such aggregate consideration, in the form specified in Section 8 of the Agreement, accompanies this notice.

     The undersigned has executed this Notice this ____ day of __________, 200_.



                                   ---------------------------------------------
                                   Signature

                                   ---------------------------------------------
                                   Name (typed or printed)